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Exhibit 10.12

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement"), dated as of [            ], 2012, by and between Ignite Restaurant Group, Inc., a Delaware corporation (the "Company"), and [            ] (the "Indemnitee").

RECITALS

        A.    It is reasonable, prudent and in the best interests of the Company and its stockholders for the Company contractually to obligate itself to indemnify persons serving as [officers/directors] of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as [officers/directors] of the Company free from undue concern that they will not be so indemnified.

        B.    The Indemnitee was [employed/asked] to serve [as an officer/on the board of directors] of the Company (the "Board of Directors").

        C.    To the extent permitted by law, this Agreement is a supplement to and in furtherance of the Amended and Restated Certificate of Incorporation of the Company and provisions of the Amended and Restated Bylaws or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

        Section 1.    Definitions    As used in the foregoing Recitals and in this Agreement, the following terms will have those meanings set forth in this Section 1 unless the context dictates otherwise.

        (a)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "person" as used therein shall mean any person or entity.

        (b)   "Change of Control" shall mean the happening after the date of this Agreement of any of the following events:

            (i)  if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provisions to either of the preceding), including any individual, entity or group agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities (as defined in Rule l3d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power"); provided, however, that for purposes of this subsection (i) any acquisition by (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (B) any Sponsor shall not constitute a Change of Control; or

           (ii)  individuals who, as of the date of this Agreement, constitute the Board of Directors (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; and provided, further, that any change in the composition of the Board of Directors instituted or approved by the holder or holders, either directly or indirectly, of a majority of the Outstanding Company Voting Power on the date hereof shall not constitute a Change of Control; or

          (iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination, or their respective Affiliates, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or

          (iv)  approval by the shareholders of the Company of a liquidation or dissolution of the Company.

        (c)   "Corporate Status" describes the status of a person who is or was [an officer/a director] of the Company or is or was serving in such capacity, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise.

        (d)   "Disinterested Director" means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

        (e)   "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, costs of any appeal bond, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

        (f)    "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

        (g)   "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

        (h)   "Sponsor" means J.H. Whitney VI, L.P., J.H. Whitney Capital Partners, LLC, funds advised by J.H. Whitney Capital Partners, LLC and their respective Affiliates.

        Section 2.    Indemnification (General)

        The Company shall indemnify and advance Expenses to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

        Section 3.    Proceedings Other Than Proceeding by or in the Right of the Company

        The Indemnitee shall be entitled to the right of indemnification provided in this Section 3 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Under this Section 3, the Company will indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (as and to the extent permitted hereunder) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 4.    Proceedings by or in the Right of the Company    The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company, or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 5.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful

        (a)   To the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits, in any Proceeding, the Company will indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful on the merits, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each such successfully resolved claim, issue or matter. For purposes of this Section 5(a) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The provisions of this Section 5(a) are subject to Section 5(b) hereof.

        (b)   In no event shall the Indemnitee be entitled to indemnification under Section 5(a) hereof with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification, or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a determination is made by a court of competent jurisdiction in such Proceeding that the standard of conduct required for Indemnification under this Agreement has not been met with respect to such claim, issue or matter.

        Section 6.    Indemnification for Expenses as a Witness.    Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness (which includes depositions, interrogatories, document production, and similar demands or requests for information that may be relevant to a Proceeding) in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

  Section 7.    Advancement of Expenses

        (a)   The Company shall advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the person or persons or entity making the determination of the Indemnitee's entitlement to indemnification under Section 5 hereof (the "Reviewing Party") has not determined that the Indemnitee would not be permitted to be indemnified under applicable law. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. The Company shall accept any such undertaking without reference to the financial ability of the Indemnitee to make repayment and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.

        (b)   The Company's obligation to advance Expenses pursuant to Section 7(a) hereof shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings hereunder to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party to the contrary shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expenses advanced until a final judicial determination is made by a court of competent jurisdiction with respect thereto. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within ten (10) days following the determination by a court of competent jurisdiction that the Indemnitee would not be entitled to indemnification.

        Section 8.    Procedure for Determination of Entitlement to Indemnification.

        (a)   To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

        (b)   Upon written request by the Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case:

            (i)  by the Board of Directors by a majority vote or consent of Disinterested Directors, even though less than a quorum; or

           (ii)  by majority vote or consent of a committee of Disinterested Directors duly designated by the Board of Directors, even though less than a quorum (in which designation of the committee, the directors, whether or not Disinterested Directors, may participate); or

          (iii)  by Independent Counsel, as selected pursuant to Section 8(c) hereof, if there are no Disinterested Directors, or if the Disinterested Directors so direct, in a written opinion to the Board of Directors, a copy of which opinion shall be delivered to the Indemnitee; or

          (iv)  by vote or consent of the holders of a majority of the Company's common stock that are represented in person or by proxy and entitled to vote at a meeting called for such purpose.

        (c)   In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board of Directors (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and approved by the Board of Directors (which approval shall not be unreasonably withheld). If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 8, and (ii) within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the appropriate court of the State of Delaware or another court of competent jurisdiction (the "Court") for the appointment of an Independent Counsel to be selected by the Court or by such other person as the Court shall designate. The fees and expenses incurred by the Independent Counsel in making any determination shall be borne solely by the Company regardless of the results of any determination and, if requested by the Independent Counsel, the Company shall give such Independent Counsel an appropriate written agreement with respect to the payment of the fees and expenses and such other matters as may be reasonably requested by the Independent Counsel. Furthermore, the Company shall pay all reasonable fees and expenses in connection with the procedures set forth in this Section 8(c) regardless of the manner in which such Independent Counsel was appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity.

        Section 9.    Presumptions and Effect of Certain Proceedings.

        (a)   In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) hereof, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

        (b)   Subject to the terms of Section 14.4 hereof, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

        (c)   For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith, if the Indemnitee's action is based on (i) the records or books of account of the Company, including financial statements, (ii) information supplied to the Indemnitee by the officers of the Company in the course of their duties, (iii) the advice of legal or financial counsel for the Company or the Board of Directors (or any committee thereof) or (iv) information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board of Directors (or any committee thereof). The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this

Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

        Section 10.    Remedies of the Indemnitee.

        (a)   In the event (i) a determination is made pursuant to Section 8 hereof that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 hereof, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or Section 8(c) hereof and such determination shall not have been made and delivered in a written opinion within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant hereto within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to this Agreement, the Indemnitee shall be entitled to seek an adjudication in the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Indemnitee to enforce his rights hereunder.

        (b)   In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall be precluded from referring to or offering into evidence a determination made pursuant to Section 8 hereof that is adverse to the Indemnitee's right to indemnification or advancement of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, the Indemnitee shall not be required to reimburse the Company for any advances hereunder until a final determination is made with respect to the Indemnitee's entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

        (c)   If a determination is made or deemed to have been made hereunder that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

        (d)   The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

        (e)   In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration; provided, however, if the court or arbitrator confirms the decision that the

Indemnitee is not entitled to recover from the Company, then the Expenses incurred by the Indemnitee in the judicial adjudication or arbitration shall be borne by the Indemnitee.

        (f)    Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

        Section 11.    Non-Disclosure of Payments    Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

        Section 12.    Duration of Agreement    This Agreement shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of serving as [an officer/a director] of the Company, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 hereof relating thereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

        Section 13.    Maintenance of Insurance    The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the [officers/directors] of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company's performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company's directors and officers.

        Section 14.    Miscellaneous.

        Section 14.1    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.    (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the certificate of incorporation, the bylaws, any agreement, a vote of stockholders or resolutions of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

        (b)   The Company is the primary indemnitor, and any indemnification or advancement obligation of the Sponsor is secondary.

        (c)   In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided, however, the Company waives, and releases the Sponsor from, any claims for contribution, subrogation, or any other recovery of any kind.

        (d)   The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        Section 14.2    Severability    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        Section 14.3    Exception to Right of Indemnification or Advancement of Expenses    Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company except for any claim or Proceeding in respect of this Agreement and/or the Indemnitee's rights hereunder.

        Section 14.4    Settlement of Claims    The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent. The Company will not unreasonably withhold its consent to any proposed settlement. The Company shall furthermore not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        Section 14.5    Counterparts    This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart executed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        Section 14.6    Headings    The headings of the sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

        Section 14.7    Modification and Waiver    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 14.8    Notice by Indemnitee    The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

        Section 14.9    Notices    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by U.S. certified or registered mail with postage prepaid by overnight courier: (a) if to the Company: Ignite Restaurant Group, Inc., 9900 Westpark Drive, Suite 300, Houston, Texas, 77063, Attention: General Counsel; and (b) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 14.9.

        Section 14.10    Governing Law; Venue, Etc.    (a) THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

        (b)   ANY "ACTION OR PROCEEDING" (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED SOLELY BEFORE THE COURT OF CHANCERY LOCATED IN THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT: (1) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF "FORUM NON CONVENIENS"; AND (2) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. FOR PURPOSES OF THIS SECTION 15.1, THE TERM "ACTION OR PROCEEDING" IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

        (c)   The Company acknowledges that the Indemnitee may, as a result of the Company's breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage, which cannot be reasonably or adequately compensated by damages at law. Consequently, the Company agrees that the Indemnitee shall be entitled, in the event of the Company's breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee's rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused by the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists. The Company agrees and acknowledges that: (i) the terms of this Section 15.1(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; (iii) the Indemnitee relied upon this waiver in entering into this Agreement; and will continue to rely on this waiver in its future dealings with the Company. The Company warrants and represents that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 15.1(c) following consultation with such legal counsel.

        Section 14.11    Usage of Pronouns    Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

        [Signatures on Following Page]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ATTEST:	IGNITE RESTAURANT GROUP, INC.
By:	By:
Name:	Name:
Title:	Title:

INDEMNITEE:
Name:
Address:

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  Exhibit 10.12